Item 77H - Deutsche Investments VIT
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person owns more
than 25% of the series based on the records of the
series as of April 2, 2015.
As of April 2, 2014:
Series
Name of Person
Ownership
as % of
Series
DWS Small
Cap Index
VIP (now
known as
Deutsche
Small Cap
Index VIP)
ZALICO
DESTINATIONS/
FARMERS FUND
ATTN INVESTMENT
ACCOUNTING LL-
2W
GREENVILLE, SC
29602-9097
50.32%

As of April 2, 2015:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Small Cap
Index VIP
LINCOLN
NATIONAL LIFE
INSURANCE
VARIABLE LIFE
ACCOUNT M
FORT WAYNE IN
46802-3506
43.04%